Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2024

Second Quarter 2024 Highlights:

•
Throughput volumes increased 17% for gas processing, 17% for oil terminaling and 43% for water gathering compared with the prior-year quarter, primarily due to higher production, higher gas capture and higher system utilization.
•
Net income was $160.3 million. Net cash provided by operating activities was $271.6 million.
•
Net income attributable to Hess Midstream LP was $49.5 million, or $0.59 basic earnings per Class A share, after deduction for noncontrolling interests.
•
Adjusted EBITDA1 was $276.5 million and Adjusted Free Cash Flow1 was $156.4 million.
•
Completed accretive $100 million repurchase of Class B units of Hess Midstream Operations LP in June 2024.
•
Increased quarterly cash distribution to $0.6677 per Class A share for the second quarter of 2024, an increase of $0.0161 per Class A share for the second quarter of 2024 compared with the first quarter of 2024; this quarterly increase included incremental distribution per Class A share growth utilizing excess Adjusted Free Cash Flow available for distributions following the accretive $100 million unit repurchase.

Guidance:

•
Following strong year-to-date operational performance, Hess Midstream LP is increasing its full year 2024 guidance for gas gathering and gas processing throughput volumes.
•
Hess Midstream LP is updating its full year 2024 net income guidance to $650 – $700 million and reiterating its full year Adjusted EBITDA guidance of $1,125 – $1,175 million.
•
Hess Midstream LP continues to target at least 5% annual distribution growth per Class A share through 2026 and continues to prioritize financial strength with a long-term leverage target of 3x Adjusted EBITDA.
•
Hess Midstream LP continues to expect organic throughput volume growth across all systems for 2025 and 2026 relative to 2024 volume guidance.

HOUSTON, July 31, 2024—Hess Midstream LP (NYSE: HESM) (“Hess Midstream” or the "company") today reported second quarter 2024 net income of $160.3 million compared with net income of $147.9 million for the second quarter of 2023. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $49.5 million, or $0.59 basic earnings per Class A share, compared with $0.50 basic earnings per Class A share in the second quarter of 2023. Hess Midstream generated Adjusted EBITDA of $276.5 million. Net cash provided by operating activities was $271.6 million and Adjusted Free Cash Flow was $156.4 million.

“We delivered strong operational and financial results in the second quarter, driven by Hess Corporation’s Bakken performance, our continued focus on gas capture and solid project execution,” said John Gatling, President and Chief

(1) Adjusted EBITDA and Adjusted Free Cash Flow are non‑GAAP measures. Adjusted EBITDA as reported in this release reflects Hess Midstream's new definition of Adjusted EBITDA, which is net income (loss) before net interest expense, income tax expense, and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash and non‑recurring items, if applicable, which is calculated in a manner consistent with similar measures used by other publicly traded companies. Prior period calculations of Adjusted EBITDA have been recast to conform to the new presentation, as applicable. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Operating Officer of Hess Midstream. “We are increasing our 2024 gas throughput guidance and reiterating our expectation for substantial volume growth across our oil and gas systems through 2026, which is expected to result in sustained excess free cash flow generation and continued return of capital to our shareholders.”

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP owned by affiliates of Hess Corporation (“Hess”) and Global Infrastructure Partners (“GIP” and together with Hess, the “Sponsors”). We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in Hess Midstream Operations LP owned by the Sponsors.

Financial Results

Revenues and other income in the second quarter of 2024 were $365.5 million compared with $324.0 million in the prior‑year quarter. Second quarter 2024 affiliate revenues included $23.1 million of pass-through electricity, produced water trucking and disposal costs and certain other fees compared with $18.6 million in the prior-year quarter. Second quarter 2024 revenues and other income were up $41.5 million compared with the prior-year quarter, primarily due to higher physical volumes. The second quarter 2024 results also included a one-time $8.0 million reduction in revenues related to setting the 2024 tariff rates for certain subsystems. Total operating costs and expenses in the second quarter of 2024 were $143.2 million, up from $125.9 million in the prior-year quarter. The increase was primarily attributable to higher maintenance expenses, pass-through expenses, and higher depreciation expense for additional assets placed in service. Interest expense, net of interest income, in the second quarter of 2024 was $49.7 million, up from $43.8 million in the prior-year quarter, primarily attributable to the new $600.0 million 6.500% fixed-rate senior unsecured notes issued in May 2024, as described below, higher interest rates on the company's credit facilities and higher borrowings on the company's revolving credit facility.

Net income for the second quarter of 2024 was $160.3 million, or $0.59 basic earnings per Class A share, after deduction for noncontrolling interests, compared with $0.50 basic earnings per Class A share in the prior-year quarter. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of Hess Midstream's organizational structure. Net cash provided by operating activities for the second quarter of 2024 was $271.6 million.

Adjusted EBITDA for the second quarter of 2024 was $276.5 million. Adjusted Free Cash Flow for the second quarter of 2024 was $156.4 million.

During the second quarter of 2024, Hess Midstream Operations LP issued $600.0 million aggregate principal amount of 6.500% fixed-rate senior unsecured notes due 2029. The proceeds from the issuance of the notes were used to reduce indebtedness outstanding under the company's revolving credit facility, with the remaining proceeds for general corporate purposes. At June 30, 2024, Hess Midstream had no drawn balance on its revolving credit facility.

Operational Highlights

Throughput volumes increased 19% for gas gathering and 17% for gas processing in the second quarter of 2024 compared with the second quarter of 2023, primarily due to higher production and higher gas capture. Throughput volumes increased 23% for crude oil gathering and 17% for terminaling in the second quarter of 2024 compared with the second quarter of 2023, primarily due to higher production. Water gathering volumes increased 43%, reflecting higher crude oil production and increased utilization of Hess Midstream's water gathering infrastructure.

Capital Expenditures

Capital expenditures for the second quarter of 2024 totaled $72.7 million and were primarily attributable to continued expansion of Hess Midstream's gas compression and related infrastructure. Capital expenditures in the prior-year quarter were $52.1 million and were also primarily attributable to expansion of the company's gas compression and related infrastructure.

Quarterly Cash Distributions

On July 29, 2024, the Board of Directors of Hess Midstream's General Partner declared a quarterly cash distribution of $0.6677 per Class A share for the second quarter of 2024, an increase of $0.0161 per Class A share as compared with the first quarter of 2024. This quarterly increase includes incremental distribution per Class A share growth utilizing excess Adjusted Free Cash Flow available for distributions following Hess Midstream's accretive $100 million unit repurchase in June 2024 and, on an annualized basis, is significantly above the company's targeted 5% growth in annual distributions per Class A share through 2026. The distribution is expected to be paid on August 14, 2024, to shareholders of record as of the close of business on August 8, 2024.

Updated Guidance

Hess Midstream continues to target at least 5% annual distribution growth per Class A share through 2026 from this new higher level and continues to prioritize financial strength with a long-term leverage target of 3x Adjusted EBITDA.

Hess Midstream is increasing its gas gathering and gas processing throughput guidance for full year 2024. For 2025 and 2026, Hess Midstream continues to expect organic throughput volume growth across all systems relative to 2024 volume guidance.

Hess Midstream is updating its full year 2024 net income and Adjusted Free Cash Flow guidance to include the impact of an incremental $15 million in expected interest expense on new notes issued in 2024, partially offset by lower interest on the revolving credit facility. The updated net income guidance also includes the impact of an incremental $10 million in expected income tax expense resulting from ownership changes following the previously completed Class B unit repurchase and secondary equity offering transactions.

Hess Midstream is reaffirming its full year 2024 Adjusted EBITDA guidance. Further, Hess Midstream reiterates its guidance of at least 10% per year expected growth in net income, Adjusted EBITDA and Adjusted Free Cash Flow in each of 2025 and 2026. In addition, Hess Midstream reiterates its guidance of annualized growth in gas throughput volumes of approximately 10% from 2024 through 2026, and continued growth in oil throughput volumes of approximately 10% in 2025 and approximately 5% in 2026 as implied in its already-established minimum volume commitments for 2026.

Year Ending
December 31, 2024
(Unaudited)
Financials (in millions)
Net income	$650 - 700
Adjusted EBITDA	$1,125 - 1,175
Capital expenditures	$250 - 275
Adjusted free cash flow	$675 - 725

Year Ending
December 31, 2024
(Unaudited)
Throughput volumes
Gas gathering - MMcf of natural gas per day	425 - 435
Crude oil gathering - MBbl of crude oil per day	105 - 115
Gas processing - MMcf of natural gas per day	405 - 415
Crude terminals - MBbl of crude oil per day	120 - 130
Water gathering - MBbl of water per day	115 - 125

Investor Webcast

Hess Midstream will review second quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. For details about the event, refer to www.hessmidstream.com.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Hess and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. We previously reported the non-GAAP measure of “Adjusted EBITDA”, which we defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non-cash and non-recurring items, if applicable. As this definition varied from other definitions of Adjusted EBITDA, we determined it was appropriate to discontinue reporting Adjusted EBITDA as previously defined. Beginning with the second quarter of 2024, and as presented in this release, “Adjusted EBITDA” is defined as reported net income (loss) before net interest expense, income tax expense, and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash and non‑recurring items, if applicable. We define “Adjusted Free Cash Flow” as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes, capital expenditures and ongoing contributions to equity investments. We define "Gross Adjusted EBITDA Margin" as the ratio of Adjusted EBITDA to total revenues, less pass-through revenues. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, Adjusted Free Cash Flow and Gross Adjusted EBITDA Margin to reported net income (GAAP), net cash provided by operating activities (GAAP) and gross margin (GAAP), are provided below. Hess Midstream is unable to project net cash provided by operating activities with a reasonable degree of accuracy because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occur. Therefore, Hess Midstream is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected Adjusted Free Cash Flow to projected net cash provided by operating activities without unreasonable effort.

	Second Quarter
	(unaudited)
	2024	2023

(in millions)
Reconciliation of Adjusted EBITDA to net income:
Net income	$160.3	$147.9
Plus:
Depreciation expense	50.5	47.0
Interest expense, net	49.7	43.8
Income tax expense	16.0	8.1
Adjusted EBITDA	$276.5	$246.8

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$271.6	$204.6
Changes in assets and liabilities	(42.3)	1.0
Amortization of deferred financing costs	(2.3)	(2.1)
Interest expense, net	49.7	43.8
Income from equity investments	3.7	1.7
Distribution from equity investments	(3.9)	(1.8)
Other	-	(0.4)
Adjusted EBITDA	$276.5	$246.8
Less:
Interest, net(1)	47.4	41.7
Capital expenditures	72.7	52.1
Adjusted free cash flow	$156.4	$153.0

(1) Excludes amortization of deferred financing costs.

	Second Quarter
	(Unaudited)
	2024	2023
(in millions, except ratios)
Reconciliation of gross Adjusted EBITDA margin to gross margin:
Income from operations	$222.3	$198.1
Total revenues	$365.5	$324.0
Gross margin	61%	61%

Income from operations	$222.3	$198.1
Plus:
Depreciation expense	50.5	47.0
Income from equity investments	3.7	1.7
Adjusted EBITDA	$276.5	$246.8

Total revenues	$365.5	$324.0
Less: pass-through revenues	23.1	18.6
Revenues excluding pass-through	$342.4	$305.4
Gross Adjusted EBITDA margin	81%	81%

Guidance
Year Ending
December 31, 2024
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net income:
Net income	$650 - 700
Plus:
Depreciation expense	205
Interest expense, net	200
Income tax expense	70
Adjusted EBITDA	$1,125 - 1,175
Less:
Interest, net	190
Capital expenditures*	260
Adjusted free cash flow	$675 - 725
*Approximate midpoint of $250 million to $275 million guidance range.

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; our industry; our expected revenues; our future profitability; our maintenance or expansion projects; our projected budget and capital expenditures and the impact of such expenditures on our performance; future economic and market conditions in the oil and gas industry; expected timing and completion of Hess’ proposed merger with Chevron Corporation (“Chevron”); and our ability to execute future accretive opportunities, including incremental return of capital to shareholders.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the ability of Hess and other parties to satisfy their obligations to us, including Hess’ ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Hess in excess of our MVCs and relative to Hess’ nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the business of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; risks and uncertainties associated with Hess’ proposed merger with Chevron; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Lorrie Hecker

(212) 536-8250

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2024	2023	2024
Statement of operations
Revenues
Affiliate services	$358.5	$321.9	$349.4
Third-party services	6.1	1.6	5.3
Other income	0.9	0.5	0.9
Total revenues	365.5	324.0	355.6
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	87.5	73.1	78.1
Depreciation expense	50.5	47.0	49.8
General and administrative expenses	5.2	5.8	5.7
Total operating costs and expenses	143.2	125.9	133.6
Income from operations	222.3	198.1	222.0
Income from equity investments	3.7	1.7	2.7
Interest expense, net	49.7	43.8	48.5
Income before income tax expense	176.3	156.0	176.2
Income tax expense	16.0	8.1	14.3
Net income	$160.3	$147.9	$161.9
Less: Net income attributable to noncontrolling interest	110.8	122.8	117.3
Net income attributable to Hess Midstream LP	$49.5	$25.1	$44.6

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.59	$0.50	$0.60
Diluted	$0.59	$0.50	$0.59
Weighted average Class A shares outstanding
Basic	83.8	50.1	75.1
Diluted	83.8	50.2	75.2

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30,
	2024	2023
Statement of operations
Revenues
Affiliate services	$707.9	$625.3
Third-party services	11.4	2.5
Other income	1.8	1.2
Total revenues	721.1	629.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	165.6	135.6
Depreciation expense	100.3	94.4
General and administrative expenses	10.9	12.2
Total operating costs and expenses	276.8	242.2
Income from operations	444.3	386.8
Income from equity investments	6.4	3.3
Interest expense, net	98.2	85.4
Income before income tax expense (benefit)	352.5	304.7
Income tax expense (benefit)	30.3	14.6
Net income	$322.2	$290.1
Less: Net income attributable to noncontrolling interest	228.1	244.3
Net income attributable to Hess Midstream LP	$94.1	$45.8

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$1.19	$0.97
Diluted:	$1.19	$0.97
Weighted average Class A shares outstanding
Basic	79.5	47.1
Diluted	79.5	47.1

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2024
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$193.7	$135.2	$29.6	$-	$358.5
Third-party services	1.8	4.3	-	-	6.1
Other income	-	-	0.9	-	0.9
Total revenues	195.5	139.5	30.5	-	365.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	50.8	27.3	9.4	-	87.5
Depreciation expense	31.5	14.6	4.4	-	50.5
General and administrative expenses	2.3	1.0	0.2	1.7	5.2
Total operating costs and expenses	84.6	42.9	14.0	1.7	143.2
Income (loss) from operations	110.9	96.6	16.5	(1.7)	222.3
Income from equity investments	-	3.7	-	-	3.7
Interest expense, net	-	-	-	49.7	49.7
Income before income tax expense	110.9	100.3	16.5	(51.4)	176.3
Income tax expense	-	-	-	16.0	16.0
Net income (loss)	110.9	100.3	16.5	(67.4)	160.3
Less: Net income (loss) attributable to noncontrolling interest	69.6	62.8	10.4	(32.0)	110.8
Net income (loss) attributable to Hess Midstream LP	$41.3	$37.5	$6.1	$(35.4)	$49.5

	Second Quarter 2023
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$174.1	$121.6	$26.2	$-	$321.9
Third-party services	0.4	1.2	-	-	1.6
Other income	-	-	0.5	-	0.5
Total revenues	174.5	122.8	26.7	-	324.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	43.8	23.8	5.5	-	73.1
Depreciation expense	28.2	14.5	4.3	-	47.0
General and administrative expenses	2.5	1.1	0.2	2.0	5.8
Total operating costs and expenses	74.5	39.4	10.0	2.0	125.9
Income (loss) from operations	100.0	83.4	16.7	(2.0)	198.1
Income from equity investments	-	1.7	-	-	1.7
Interest expense, net	-	-	-	43.8	43.8
Income before income tax expense	100.0	85.1	16.7	(45.8)	156.0
Income tax expense	-	-	-	8.1	8.1
Net income (loss)	100.0	85.1	16.7	(53.9)	147.9
Less: Net income (loss) attributable to noncontrolling interest	78.7	66.8	13.3	(36.0)	122.8
Net income (loss) attributable to Hess Midstream LP	$21.3	$18.3	$3.4	$(17.9)	$25.1

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First Quarter 2024
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$186.6	$135.4	$27.4	$-	$349.4
Third-party services	1.5	3.7	0.1	-	5.3
Other income	-	-	0.9	-	0.9
Total revenues	188.1	139.1	28.4	-	355.6
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	46.3	25.2	6.6	-	78.1
Depreciation expense	30.8	14.7	4.3	-	49.8
General and administrative expenses	2.1	1.2	0.2	2.2	5.7
Total operating costs and expenses	79.2	41.1	11.1	2.2	133.6
Income (loss) from operations	108.9	98.0	17.3	(2.2)	222.0
Income from equity investments	-	2.7	-	-	2.7
Interest expense, net	-	-	-	48.5	48.5
Income before income tax expense	108.9	100.7	17.3	(50.7)	176.2
Income tax expense	-	-	-	14.3	14.3
Net income (loss)	108.9	100.7	17.3	(65.0)	161.9
Less: Net income (loss) attributable to noncontrolling interest	72.5	67.3	11.4	(33.9)	117.3
Net income (loss) attributable to Hess Midstream LP	$36.4	$33.4	$5.9	$(31.1)	$44.6

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2024	2023	2024

Throughput volumes
Gas gathering - Mcf of natural gas per day	440	369	404
Crude oil gathering - bopd	116	94	106
Gas processing - Mcf of natural gas per day	419	358	393
Crude terminals - bopd	126	108	117
NGL loading - blpd	15	12	14
Water gathering - blpd	124	87	116

		Six Months Ended June 30,
		2024	2023
Throughput volumes
Gas gathering - Mcf of natural gas per day		422	358
Crude oil gathering - bopd		110	94
Gas processing - Mcf of natural gas per day		406	348
Crude terminals - bopd		121	106
NGL loading - blpd		15	11
Water gathering - blpd		120	83